Exhibit 99.1

National Technical Systems www.ntscorp.com

NEWS RELEASE for September 22, 2010 at 6:00 A.M. ET

Contact:  Allen & Caron Inc
Jill Bertotti (investors)
jill@allencaron.com
Len Hall (media)
len@allencaron.com
(949) 474-4300

National Technical Systems Adopts Shareholder Rights Plan

Calabasas, CA (September 22, 2010)…National Technical Systems, Inc. (the "Company") (Nasdaq: NTSC) announced today that its Board of Directors (the "Board") has approved the adoption of a Shareholder Rights Plan (the “Rights Plan”) under which shareholders will receive rights to purchase shares of a new series of preferred stock of the Company in certain circumstances.

The Board adopted the Rights Plan in response to the filing of a Schedule 13D with the Securities and Exchange Commission by certain shareholders of the Company, including Jack Lin, a director of the Company, in which they disclosed, among other things, that they have engaged a financial advisor in connection with the potential sale of their shares of common stock of the Company, which they disclosed may involve a change in the financial structure, control or ownership of all or a portion of the company. The Rights Plan is intended to protect the Company and its shareholders from efforts to obtain control of the Company that are inconsistent with the best interests of the Company and its shareholders.

The rights will be exercisable ten days following the earlier of the public announcement that a shareholder has acquired 15% or more of the Company's common stock without Board approval and the announcement of a tender offer which results in the ownership of 15% or more of the Company's common stock.  The rights also will become exercisable if a person or group that already owns 15% or more of the Company's common stock, without Board approval, acquires any additional shares (other than pursuant to the Company's employee benefit plans). If the rights become exercisable, all rights holders (other than the person triggering the rights) will be entitled to acquire Company securities at a 50% discount.

Donald J. Tringali, the Company’s Chairman of the Board, commented, “We are implementing this Rights Plan to ensure that, should the Company receive an unsolicited offer, our directors will have adequate time to evaluate any such offer carefully and diligently.  Exclusive of Jack Lin, board members with holdings representing approximately18 percent of outstanding shares voted unanimously to put this plan in place, and are focused on continuing to deliver value to our shareholders and quality services to our customers. We will review this Rights Plan annually.”

National Technical Systems www.ntscorp.com

The rights will trade with the Company's common stock, unless and until they are separated upon the occurrence of certain future events.  The rights expire September 20, 2020, unless redeemed for $0.001 per right or exchanged earlier by the Board.  The Board may terminate the Rights Plan prior to the time the rights are triggered. Further details of the Rights Plan will be contained in a Form 8-K to be filed with the Securities and Exchange Commission.

About NTS
National Technical Systems, Inc. is a leading provider of engineering services to the aerospace, defense, telecommunications, automotive and high technology markets. Through a world-wide network of resources, NTS provides Life Cycle Product Services, offering world class design engineering, compliance, testing, certification, quality registration and program management. For additional information about NTS, visit our website at www.ntscorp.com or call 800-270-2516.

Forward Looking Statements
The statements in this press release that relate to future plans, events or performance, are forward-looking statements that involve risks and uncertainties, including risks associated with uncertainties pertaining to customer orders and the possibility of contract cancellations, demand for services and products, development of markets for the companies’ services and products and other risks identified in the companies’ SEC filings.  Actual results, events and performance may differ materially.  Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof.  The companies undertake no obligation to release publicly the result of any revisions to these forward-looking statements that may be made to reflect events or circumstances after the date hereof or to reflect the occurrence of unanticipated events.

"Safe Harbor" Statement under the Private Securities Litigation Reform Act of 1995: Statements in this press release regarding National Technical Systems' business which are not historical facts are "forward-looking statements" that involve risks and uncertainties. For a discussion of such risks and uncertainties, which could cause actual results to differ from those contained in the forward-looking statements, see "Risk Factors" in the Company's Annual Report or Form 10-K for the most recently ended fiscal year.

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